Qnity Electronics, Inc.	EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Jon D. Kemp, Chief Executive Officer of Qnity Electronics, Inc. (the “Company”), certify that:

1.the Annual Report on Form 10-K of the Company for the year ended December 31, 2025 as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JON D. KEMP
Jon D. Kemp
Chief Executive Officer
(Principal Executive Officer)
February 26, 2026

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Qnity Electronics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.